Exhibit 10.6
EXECUTION VERSION
LTF REAL ESTATE VRDN I, LLC
Landlord
TO
LTF CLUB OPERATIONS COMPANY, INC.
Tenant
LEASE AGREEMENT
DATED AS OF JUNE ___, 2008
Chanhassen, MN — Headquarters

i

EXHIBIT A — Legal Description of Land
EXHIBIT B — Permitted Exceptions
 ii

LEASE AGREEMENT
DATED AS OF JUNE ___, 2008
from
LTF REAL ESTATE VRDN I, LLC
to
LTF CLUB OPERATIONS COMPANY, INC.
Article 1. REFERENCE DATA; DEFINITIONS

1.1	LANDLORD:	LTF REAL ESTATE VRDN I, LLC

	ADDRESS	2902 Corporate Place
	OF LANDLORD:	Chanhassen, Minnesota 55317

	TENANT:	LTF CLUB OPERATIONS COMPANY, INC.

	ADDRESS	2902 Corporate Place
	OF TENANT:	Chanhassen, Minnesota 55317
     1.2 Each reference in this Lease to any of the titles contained in Section 1.1 shall be construed to incorporate the data stated under that title.
     1.3 The following terms shall have the meanings set forth in this Section:
     Adjusted Basic Rent. A monthly rental amount equal to the amount necessary to amortize the outstanding principal amount of the Loan Obligations as of the Adjustment Date over the remaining term of the Notes at a finance rate factor based on an interest rate per annum equal to the sum of: (a) the “10-Year Interest Swap Rate” as published on the Federal Reserve Statistical Release H.15(519) on the day that is two business days prior to the Adjustment Date, and (b) 2.75%; provided, however, that if the First Mortgage has not been foreclosed by the First Mortgagee, Adjusted Basic Rent due on June 1, 2023 shall equal the outstanding Loan Obligations, including the interest thereon, and all other amounts payable under the Reimbursement Agreement and the other Loan Documents.
     Adjustment Date. As defined in Section 3.2.
     Alteration. Any demolition, alteration, installation, removal, improvement or expansion of or to the Property or any portion thereof, including, without limitation, any Remodeling.

     Basic Rent. The Basic Rent provided for in Section 3.2 of this Lease.
     Commencement Date. The date of this Lease.
     Contests. As defined in Section 23.1.
     Credit Issuer. General Electric Capital Corporation, and its successors and assigns.
     Environmental Activity. Any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material, or the actual, suspected or threatened presence of any Hazardous Material, or the actual, suspected or threatened noncompliance with any Environmental Laws.
     Environmental Laws. All Legal Requirements pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, Environmental Activities and pollution.
     Event of Default. As defined in Section 17.1.
     Fair Market Value. The cash price which would be obtained for the Property in an arm’s length transaction between a willing buyer and a willing seller under no compulsion to buy or sell.
     Fair Rental Value. The annual base rent which would be obtained for the Property in an arm’s length transaction between a willing landlord and a willing tenant under no compulsion to lease.
     First Mortgage. Any first mortgage or deed of trust (together with the notes secured thereby and security instruments collateral thereto) of record now or hereafter placed against the Property by Landlord, any increase, amendment, extension, refinancing or recasting of a First Mortgage, and any provision of any other loan document which is secured by a First Mortgage. For the purposes hereof, a First Mortgage shall be deemed to continue in effect after foreclosure thereof and during any period of redemption therefrom.
     First Mortgagee. The holder from time to time of the First Mortgage, if any.
     First Offer Right. Tenant’s first offer right with respect to the Property granted pursuant to Article 27.
     Governmental Authorities. All federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and officers thereof, having or claiming jurisdiction over the Property or Tenant’s use thereof.
     Guarantor. Life Time Fitness, Inc., and its successors and assigns.

     Guaranty. That certain Lease Guaranty and Negative Pledge Agreement dated as of June 1, 2008 executed by Guarantor for the benefit of Landlord.
     Hazardous Materials. Any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material (a) that is hazardous or toxic, or (b) the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum and petroleum products and polychlorinated biphenyls.
     Improvements. All buildings, structures, improvements, parking areas, landscaping and fixtures erected or located on or attached to the Land (excluding any trade fixtures and fixtures used in the operation of the businesses from time to time conducted on the Property); all heating, air conditioning, manufacturing and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, walk-in refrigerators and freezers, cooling (other than freestanding fans and supplemental cooling equipment), ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, and outdoor shrubbery and plants located on the Land; and all alterations and additions thereto and replacement thereof, including by reason of Restoration. The Improvements shall be and remain the property of Landlord, subject to this Lease.
     Indenture. The Indenture of Trust dated as of the date hereof between Landlord and Trustee, as amended from time to time.
     Land. The land, but not any Improvements thereto, legally described on Exhibit A.
     Lease. This Lease Agreement, including the following exhibits attached hereto and hereby made a part hereof:
Exhibit A — Legal Description of the Land
Exhibit B — Permitted Exceptions
     Legal Requirements. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all Governmental Authorities which now or at any time hereafter may be applicable to or required in connection with the Property or any part thereof, or any use or condition of the Property or any part thereof.
     Life Time. Life Time Fitness, Inc.
     Life Time Affiliate. Life Time and all Life Time Subsidiaries which are consolidated with Life Time for financial reporting purposes under generally accepted accounting principles.
     Life Time Subsidiary. With respect to Life Time, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is,

directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding voting stock or other equity interests is, at the time, owned or controlled directly or indirectly by, Life Time or one or more Life Time Subsidiaries.
     Loan. That certain financing consisting of the loans evidenced by the Notes, together with Landlord’s obligations to reimburse Credit Issuer for any and all payments made by Credit Issuer under the Letter of Credit (as defined and described in the Indenture) as set forth and described in the Reimbursement Agreement.
     Loan Obligations. Collectively, but without duplication, the following: (a) “Obligations” as defined in the Reimbursement Agreement; (b) all Credit Enhancement Fees (as defined in the Reimbursement Agreement) and drawing fees due and owing to Credit Issuer under the Reimbursement Agreement; (c) all remarketing fees due and owing to Remarketing Agent; (d) all fees due and owing to Trustee; (e) all fees due and owing to any Rating Agency (as defined in the Indenture) required to maintain the rating on the Notes; and (f) all other fees, expenses, costs and reimbursement obligations payable by Landlord in connection with the Loan.
     Notes. Landlord’s $34,235,000 Variable Rate Demand Notes Series 2008, issued under the Indenture.
     Other Lease. That certain Lease Agreement of even date between Landlord, as landlord, and Tenant, as tenant, relating to the lease of certain improved real property owned by Landlord and commonly known as 6800 West 138th Street, Overland Park, Kansas.
     Permitted Exceptions. The liens, documents and other matters listed on Exhibit B.
     Post-Default Rate. The sum of (a) 3.00% and (b) the annual prime rate of interest announced from time to time in The Wall Street Journal, Eastern Edition.
     Property. The Land and the Improvements, collectively.
     Reimbursement Agreement. The Reimbursement Agreement dated as of June 1, 2008 among Landlord, GE Government Finance, Inc., and Credit Issuer, as amended from time to time.
     Remarketing Agent. Dougherty & Company LLC, or any other successor remarketing agent under the Remarketing Agreement.
     Remarketing Agreement. The Remarketing Agreement dated as of the date hereof between Landlord and Remarketing Agent.
     Remodeling. Remodeling, refurbishing, expansion, demolition and other improvement work performed by or on behalf of Tenant to the interior or exterior of the Property including without limitation the replacement of floor coverings or wall coverings, constructing, renovating or reconfiguring office, retail or other spaces of the Property, upgrading mechanical systems including but not limited to electrical, plumbing and HVAC systems, and constructing, modifying or otherwise installing improvements customarily found in other properties owned or leased by any affiliate of Life Time Fitness, Inc. that does not: (a) reduce the interior square footage of the Improvements by more than 5% in the aggregate; (b) affect the structural elements of any of the Improvements; (c) demonstrably lessen the Fair Market Value or the Fair Rental Value of the Property (taken together as an integrated whole); or (d) cost more than the applicable Threshold Amount to complete.
     Rent. Collectively, Basic Rent and all other sums owing from Tenant to Landlord pursuant to this Lease.
     Restore or Restoration. The repair, restoration or rebuilding of the Property or any part thereof following any Taking, damage to or destruction of the same by fire or other casualty or cause as nearly as possible to its size, type and character immediately prior to such Taking, damage or destruction, in accordance with all Legal Requirements, with such Alterations as may be determined by Tenant, together with any temporary repairs and property protection pending completion of the work.
     Set-Off. As defined in Section 3.4.
     Supervised Alteration. Any Alteration that is not Remodeling.
     Taking. A taking of all or any part of the Property, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Lease, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain. The Taking shall be deemed to occur on the date on which the condemning authority takes possession.
     Taxes. All real estate taxes and special assessments levied against or imposed on the Property.
     Tenant’s Property. As defined in Section 29.1.
     Term. The term of this Lease as provided in Article 2, including without limitation extensions of the initial term pursuant to Section 2.2.
     Threshold Amount. During the period from the Commencement Date through and July 31, 2013, inclusive, the sum of $3,000,000 (in the aggregate for the Property); during the period from August 1, 2013 through July 31, 2018, inclusive, the sum of $4,000,000 (in the aggregate for the Property); and, during the period from August 1, 2018 through July 31, 2023, inclusive, the sum of $5,000,000 (in the aggregate for the Property). During the first Extended Term, the Threshold Amount is $6,000,000 (in the aggregate for the Property), increasing by $1,000,000 on the first day of each subsequent Extended Term.
     Trustee. Manufacturers and Traders Trust Company, or any successor trustee under the Indenture.

     Unavoidable Delays. Acts of God, casualties, war, civil commotion, embargo, riots, strikes, unavailability of materials (but not unavailability of funds) and any other events which are not within the reasonable control of the party in question to prevent, control or correct.
Article 2. DEMISE OF PROPERTY; TERM; EXTENSIONS OF TERM
     2.1 Landlord, for and in consideration of the rents hereinafter reserved and the covenants and agreements hereinafter contained on the part of Tenant to be paid, kept and performed, does hereby demise and lease to Tenant, and Tenant does hereby take and lease from Landlord, upon and subject to the terms and conditions of this Lease, the Property for an initial term commencing on the Commencement Date and ending on July 31, 2023.
     2.2 Tenant shall have the right, subject to the provisions hereinafter provided, to renew the Term for five (5) periods of five (5) years each (each, an “Extended Term”), such periods to commence at the expiration of the initial Term or the first Extended Term, as applicable. The Extended Terms shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Basic Rent for such Extended Terms shall be ninety-five percent (95%) of the Fair Rental Value anticipated to be in effect on the commencement of the applicable Extended Term.
     2.3 Tenant may exercise each of its options to extend the Term by giving written notice thereof to Landlord on or before the date occurring twelve (12) months prior to the expiration of the initial Term or preceding Extended Term, as the case may be. If Tenant fails to give such notice within the time permitted, Tenant shall have waived its right to extend the Term.
     2.4 The exercise of an extension option as herein provided shall operate as an extension of the Term, so that this Lease and each and every covenant, agreement and provision thereof shall be and remain in full force and effect during the Term as extended and with the same force and effect as if the Term were originally for such extended period.
Article 3. RENT
     3.1 Tenant covenants and agrees to pay to Landlord, without demand, setoff or abatement except as provided in this Lease, the Basic Rent set forth in Section 3.2.
     3.2 For as long as the Loan or any Loan Obligation is outstanding, Basic Rent for each month in the Term is an amount equal to forty-nine percent (49%) of the Loan Obligations (which amount shall increase to 100% if the Other Lease expires or terminates for any reason, whether voluntarily or involuntarily, or to the extent Tenant fails to pay any Basic Rent (as defined in the Other Lease) thereunder) which becomes due and payable since the last date on which Basic Rent was due hereunder; provided, however, on the date the entire outstanding principal balance of the Loan becomes due and payable in full by Landlord as a result of the occurrence of an “Event of Default” (as such term is defined in the Reimbursement Agreement) (the “Adjustment Date”), Basic Rent will automatically adjust to an amount equal to the greater of (a) 100% of the Fair Rental Value (determined as of the date of the adjustment) or (b) the product of (i) 49% (or if the Other Lease expires or is terminated for any reason, or to the extent Tenant fails to pay any Basic Rent (as defined in the Other Lease) thereunder, 100%) and (ii) the Adjusted Basic Rent. Upon the indefeasible payment of the Loan and all Loan Obligations in full, Basic Rent will automatically adjust to an amount equal to 95% of the Fair Rental Value (determined as of the date of the adjustment) and remain at that amount for the remainder of the Term.
     3.3 Tenant shall pay installments of Basic Rent to Landlord on the dates and at the times that the Loan Obligations are due and owing, at the address of Landlord, or to such other address as Landlord may direct by notice to Tenant. Upon the indefeasible payment of the Loan and Loan Obligations in full, and the adjustment of Basic Rent as set forth in Section 3.2, Landlord may elect by delivering written notice thereof to Tenant at any time thereafter, to require Tenant to pay installments of Basic Rent in advance on the first day of each month during the remainder of the Term. Additionally, if Basic Rent is ever adjusted to Adjusted Basic Rent as provided in Section 3.2 above, then such Basic Rent shall be due and payable on the first day of each calendar month commencing with the first full calendar month after the Adjustment Date and continuing on the first day of each calendar month thereafter.
     3.4 This is a net lease and all monetary obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a “Set-Off”). This Lease and the rights of Landlord and the obligations of Tenant under this Lease shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen. The obligations of Tenant under this Lease shall be separate and independent covenants and agreements, all monetary obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant under this Lease shall continue unaffected. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).
     3.5 If any Rent or other amount due hereunder is not paid when due, whether at the end of the Term or otherwise, then and in such event, Tenant shall pay or shall cause to be paid interest thereon from and after the date on which such payment first becomes due (regardless of whether an Event of Default has occurred) at the Post-Default Rate, and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid, whether or not any action shall have been taken or proceeding commenced to recover the same. Nothing contained in this Section 3.5 shall in any way extend the time for the payment of any amounts payable hereunder.
     3.6 In the event Tenant fails to pay any amounts due and payable under this Lease when due, Landlord may, at its option, whether immediately or at the time of final payment of such amounts, impose a late charge on Tenant equal to five percent of the amount of each and every such past due payment notwithstanding the date on which such payment is actually paid to Landlord. Any late charge imposed by Landlord in accordance with this Section 3.6 shall be due and payable on demand and shall be in addition to any interest due hereunder at the Post-Default

Rate, and to the exercise by Landlord of its rights and remedies hereunder following an Event of Default.
Article 4. TAXES
     4.1 Subject to Section 4.2, Tenant shall pay, or cause to be paid, all Taxes on the Property before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof; provided, however, that:
     4.1.1 If, by law, any Tax may, at the option of the taxpayer or party obligated, be paid in installments, Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Tax) in installments and, in such event, subject to the provisions of subsection 4.1.2 hereof, shall pay only such installments as may become due during the Term as the same respectively become due in the ordinary course and before any fine, penalty, further interest or cost may be added thereto; and
     4.1.2 Any Tax due and payable, including any installments thereof, in the year of commencement or in the final year of the Term shall be prorated between Landlord and Tenant as of the commencement or the expiration of the Term, as the case may be.
     4.2 Upon termination of any Contest brought by Tenant pursuant to Article 23 with respect to the amount or validity of any Tax, or if Tenant shall so elect, at any time prior thereto, Tenant shall pay the amount of such Tax or part thereof as finally determined in such proceeding.
     4.3 If, pursuant to the terms of any First Mortgage, Landlord is obligated to make deposits with First Mortgagee of amounts to pay Taxes and any other impositions, then upon notice delivered to Tenant by Landlord or First Mortgagee, Tenant shall commence to deposit such amounts with First Mortgagee, and such deposits, when and to the extent made, will be in satisfaction of Tenant’s obligations pursuant to this Article 4 to provide for payment of Taxes to the extent of the amount of deposits available therefor.
Article 5. REPAIRS AND MAINTENANCE
     5.1 Throughout the Term, Tenant, at its sole cost and expense, shall take good care of the Property, all appurtenances of the Property, all alleyways and passageways and all sidewalks, curbs and vaults adjoining the Property, and shall at all times keep the same in a good order and condition, ordinary wear excepted, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforeseen.
     5.2 The term “repairs” as used in this Lease shall include, but not be limited to, all necessary or appropriate replacements. The necessity for and adequacy of the repairs to the Property made or required to be made pursuant to Section 5.1 shall be measured by the requirements of buildings of similar construction and age containing similar facilities which are prudently managed and operated with due regard for both short term and long term considerations.
     5.3 All repairs by Tenant shall be effected with all due diligence and in a workmanlike manner in compliance with all Legal Requirements and shall be promptly and fully paid for by Tenant.
Article 6. INSURANCE
     6.1 Tenant, at its expense, shall procure and maintain or cause to be procured and maintained during the Term:
     6.1.1 Insurance with respect to the Property against loss or damage by fire, lightning, windstorm, tornado, hail and such other casualty as is customarily covered by extended coverage and “all risk” endorsements and such other risks as Landlord may from time to time reasonably require, in each case in the full replacement value of the Property. The term “full replacement value” as used in this Section and in other Sections of this Article 6 shall mean 100% of the actual replacement cost including the cost of all debris removal, exclusive, however, of costs of excavations, foundations and footings below the lowest floor. Whenever appropriate, while any Alterations are in the course of being made, the aforesaid fire and extended coverage insurance shall be carried by Tenant in builder’s risk form written on a completed value basis. Such insurance shall name Landlord, Tenant and, if required by the First Mortgagee or Landlord, the First Mortgagee, as insureds, as their interest may appear;
     6.1.2 Commercial general public liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Property in a combined single limit of not less than Two Million Dollars ($2,000,000), naming Landlord and the First Mortgagee as additional insureds;
     6.1.3 If requested by Landlord at any time, boiler and pressure vessel and miscellaneous equipment insurance, including pressure pipes, air conditioning systems, electric motors, air tanks, compressors and pumps, in such amounts as Landlord may reasonably require;
     6.1.4 If the Property is at any time determined to be in a flood hazard area, flood insurance;
     6.1.5 During the entire period of making of any Alterations, (a) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned comprehensive general public liability insurance policy, and (b) adequate Worker’s Compensation Insurance covering all persons employed on or in connection with such Alterations; and

     6.2 All insurance policies provided for in this Article 6 shall:
     6.2.1 be valid and enforceable policies, in such forms and, where not expressly provided for above, in such amounts, as may from time to time be reasonably satisfactory to Landlord and the First Mortgagee, issued by financially sound and responsible insurance companies authorized to do business in the jurisdiction where the Property is located, reasonably satisfactory to Landlord;
     6.2.2 except for worker’s compensation insurance, name Landlord, Tenant and, if required by the First Mortgage, the First Mortgagee as loss payee and as an additional insured as their respective interests may appear;
     6.2.3 provide that such policies shall not be changed or cancelled without at least thirty (30) days’ prior written notice to Landlord;
     6.2.4 provide that losses shall be adjusted with the insurers and/or underwriters by the Landlord and Tenant; and
     6.2.5 provide that, except in the case of public liability and worker’s compensation insurance, all insurance proceeds shall be payable to Landlord and Tenant, as their respective interests may appear.
     6.3 On or before the Commencement Date, and thereafter prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 6, copies of the policies (or, in the case of liability insurance, certificates of the insurers) shall be delivered by Tenant to Landlord.
     6.4 If Tenant is delayed in receiving any insurance proceeds as a result of Landlord’s unreasonable failure or refusal to approve an insurance adjustment, such delay shall be taken into account in determining whether Tenant has fulfilled its obligations under Article 9 hereof with reasonable diligence. All costs and expenses of collecting or recovering any insurance proceeds under such policies shall be paid by Tenant.
     6.6 Notwithstanding anything to the contrary in this Article 6, proceeds of any insurance carried by Tenant on Tenant’s Property or any other property of Tenant shall be payable directly to Tenant, and Tenant shall have the exclusive right to adjust and settle losses with respect thereto.
     6.7 Notwithstanding anything to the contrary in this Article 6, Tenant shall maintain all insurance required by any First Mortgage and shall otherwise comply with the insurance requirements of any First Mortgage for so long as any such First Mortgage is outstanding.
Article 7. UTILITIES
     During the Term, Tenant shall pay all charges for water, sewer, electricity, heating, air conditioning and all other utilities with respect to the Property.

Article 8. ALTERATIONS
     8.1 General. Tenant, at its sole cost and expense, shall have the right from time to time during the Term to perform Alterations, subject in all cases to the further provisions of this Article 8 and to all other applicable provisions of this Lease.
     8.2 Consent Required. Tenant may not make any Supervised Alteration to the Property without obtaining Landlord’s prior written consent, which consent may not be unreasonably withheld or delayed.
     8.3 Plans and Specifications, etc. All Supervised Alterations shall be made (a) under the supervision of an architect or engineer selected by Tenant and approved by Landlord (which approval may not be unreasonably withheld); (b) in accordance with detailed plans and specifications prepared by such architect or engineer; and (c) pursuant to a contract therefor approved by Landlord between Tenant and a general contractor engaged by Tenant which incorporates such plans and specifications. Copies of all such plans and specifications shall be delivered by Tenant to Landlord, and shall be subject to Landlord’s prior approval.
     8.4 Other Requirements. No Alteration shall be made except in compliance with, and Tenant hereby covenants that it will comply with, each of the following provisions:
     8.4.1 All Alterations shall be made with reasonable diligence and dispatch (subject to Unavoidable Delays) in a first class manner and with first class materials and workmanship.
     8.4.2 Before any Alteration has begun, Tenant shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all Governmental Authorities for such Alteration and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant’s request, Landlord shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and Tenant covenants that Landlord will not suffer, sustain or incur any cost, expense or liability by reason thereof.
     8.4.3 All Alterations shall be made and completed in accordance with all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities (including Environmental Laws) affecting either Tenant or the Property or any portion of or the construction, ownership, use, alteration or operation of, or any portion of any Property (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto and insurance requirements under this Lease.
     8.4.4 No Alteration shall create any encroachment upon any street, easement, setback line or open yard requirement or upon any adjacent premises.

     8.4.5 To the extent that any Alteration materially alters the footprint of any of the Improvements, Tenant shall, on written demand, promptly deliver to Landlord and the First Mortgagee a copy of a final survey of the Property, certified to Landlord and the First Mortgagee, showing the completed Alteration.
     8.4.6 No Alteration shall be made which would in the opinion of the Landlord render title to the Property or any part thereof unmarketable.
     8.4.7 No Alteration shall be performed which would tie in or connect any building or structure on the Property with any other building or structure located outside the boundary lines of the Property without the prior written consent of Landlord.
     8.4.8 All Alterations shall be performed in compliance with any and all restrictive or protective covenants affecting the Property.
     8.4.9 All expenses of Landlord in respect of the First Mortgage incurred by reason of the Alteration in question shall be reimbursed by Tenant, as additional Rent, upon demand.
     8.5 No Request or Consent by Landlord. Nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof.
     8.6 Notice of Non-Responsibility. Before any Alteration has begun, Landlord shall have the right to post and maintain on the Property and to record in the County Recorder’s office in the County in which the Property is located any notices of non-responsibility provided for under applicable law.
Article 9. DAMAGE TO OR DESTRUCTION OF THE IMPROVEMENTS
     9.1 In case of any damage to or destruction of the Property or any part thereof, Tenant shall give prompt notice thereof to Landlord, and, unless this Lease is amended pursuant to Section 9.4, Tenant shall promptly and with reasonable diligence (subject to Unavoidable Delays), commence and complete Restoration within six months after such damage or destruction, all in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. The replacement building(s) to be constructed shall have an area which is not less than the area of the Improvements being replaced, and shall be of a quality not less than the quality of the Improvements, as the same existed immediately prior to such damage or destruction, and assuming compliance with the maintenance requirements in this Lease.
     9.2 Unless an Event of Default has occurred and is continuing, insurance proceeds received by Landlord in accordance with Section 6.2.5 on account of any damage to or destruction of the Property or any part thereof (less the costs, fees and expenses incurred by Tenant in the collection thereof, which shall be paid out of such proceeds) shall be paid to Tenant as Restoration progresses, to pay for the cost of Restoration, upon written request of Tenant accompanied by evidence satisfactory to Landlord that an amount equal to the amount requested is then due and payable or has been paid and is properly a part of such cost and that the net insurance proceeds not yet advanced will be sufficient for the completion of the Restoration. Upon receipt by Landlord of evidence satisfactory to them that Restoration has been completed and the cost thereof paid in full, and that there are no mechanic’s or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such insurance proceeds (and any amount so made available by Landlord) shall be paid to Landlord, without reduction in the Basic Rent. Upon the expiration or sooner termination of this Lease, any insurance proceeds not theretofore applied to the cost of Restoration shall be paid to Landlord.
     9.3 Except as provided in Section 9.4, no destruction of or damage to the Property, or any part thereof, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Tenant to surrender or terminate this Lease or shall relieve Tenant from its liability to pay in full the Basic Rent and other sums and charges payable by Tenant hereunder, or from any of its other obligations under this Lease, and Tenant hereby waives any rights now or hereafter conferred upon it by statute or otherwise to surrender this Lease or quit or surrender the Property or any part thereof, or to receive any suspension, diminution, abatement or reduction of the Basic Rent or other sums and charges payable by Tenant hereunder on account of any such destruction or damage.
     9.4 In case of any damage to or destruction of the Property which occurs during the last two (2) years of the Term in respect of which the cost of Restoration is reasonably estimated to exceed forty percent (40%) of the replacement cost of the Property and/or for which substantial completion of Restoration cannot occur until more than six (6) months following such damage or destruction, as such cost of Restoration and/or date of substantial completion is estimated in good faith by a reputable general contractor promptly selected by Tenant and approved by Landlord, which approval may not be unreasonably withheld or delayed, Tenant may terminate this Lease by giving written notice thereof to Landlord within forty-five (45) days after the date of such damage or destruction. Such termination shall be effective on the date such notice is given. In case of any such termination, Tenant shall not have any obligation to repair or restore the Property, provided however Landlord shall receive insurance proceeds attributable to the Improvements at the Property, including any Alterations.
Article 10. CONDEMNATION
     10.1 In the event of a Taking of the whole or substantially all of the Property, either Tenant or Landlord may terminate this Lease, and if either party elects to terminate the Lease due to such Taking, the Basic Rent and all other sums and charges required to be paid by Tenant hereunder shall be paid to the date of such Taking. In the event of any such Taking and notwithstanding the termination of this Lease, Landlord and Tenant shall together make one claim for an award for their combined interests in the Property and, subject to the requirements of the First Mortgage, the net award received (after deduction of reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys’ and experts’ fees) shall be paid as follows and in the following order:
     10.1.1 Tenant shall be entitled to the portion of the award made for the value of its leasehold estate computed as though this Lease had not been terminated, for Tenant’s Property, and for moving expenses; and
     10.1.2 Landlord shall receive the balance of the award.
     10.2 In the event of a Taking of less than substantially all of the Property, this Lease shall continue in full force and effect, and Tenant shall give prompt notice thereof to Landlord and Tenant shall proceed promptly and with reasonable diligence (subject to Unavoidable Delays) to commence and complete Restoration, except to the extent made impossible by any reduction in area caused by such Taking. All awards payable as a result of any Taking shall be distributed as follows and in the following order, provided that there shall first be deducted therefrom all reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys’ and experts’ fees:
     10.2.1 Provided no Event of Default has occurred and is continuing, Landlord shall distribute the proceeds of such award to Tenant for the purpose of Restoration in the manner provided in Section 9.2, and subject to the terms and conditions of such Section; and
     10.2.2 The balance of the award, if any, shall be paid to Landlord.
If the Loan is no longer outstanding and all Loan Obligations have been indefeasibly paid in full, at the time such Taking occurs, Basic Rent shall be reduced by a fair and equitable amount taking into account the proportion by which the Fair Rental Value of the Property has been reduced by the Taking (if at all).
     10.3 As used herein, a Taking of “substantially all of the Property” shall mean a Taking of such portion of the Property that results in the remaining portion of the Property being insufficient to permit the continued operation of Tenant’s business thereon even if restored to an architectural unit under this Lease. Following the indefeasible payment in full of the Loan and all Loan Obligations, any dispute between the parties as to whether any particular Taking constitutes a Taking of all or substantially all, or a Taking of less than substantially all, of the Property shall be determined by arbitration in accordance with the rules of the American Arbitration Association as then in effect and any determination therein shall be final and binding on Landlord and Tenant.
Article 11. DISCHARGE OF LIENS
     Neither Landlord nor Tenant shall create any charge, lien, security interest or encumbrance on the Property, which arises for any reason, including, without limitation, liens or notices of claims of liens of mechanics and materialmen for work or materials contracted to be supplied to the Property by Landlord or Tenant, respectively, subject to Tenant’s rights as set forth in Sections 15.4 to create a leasehold mortgage; provided, however, nothing contained in this Lease shall prohibit (a) Landlord from granting any lien pursuant to or permitted under a First Mortgage, or (b) any First Mortgagee from granting or assigning any security interest or other interest in, or any lien or other encumbrance on, the Property. Subject to Tenant’s right to contest set forth in Article 23, Tenant shall remove and discharge any charge, lien, security interest or encumbrance on the Property which arises for any reason, other than pursuant to or permitted under a First Mortgage or by or through a First Mortgagee.
Article 12. USE OF PROPERTY
     12.1 Tenant may occupy and use the Property for any commercial purpose (except for any noxious or manufacturing use) and for any ancillary uses incidental thereto and for no other purpose without the prior written consent of Landlord. Tenant shall not use or occupy or permit any of the Property to be used or occupied, nor do or permit anything to be done in or on any of the Property, in a manner which would or might (a) violate any law or Permitted Exception, (b) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it impossible to obtain any such insurance at commercially reasonable rates, (c) cause structural injury to any of the Improvements, (d) reduce the Fair Market Value or the Fair Rental Value of the Property, or (e) constitute a public or private nuisance or waste.
     12.2 Tenant shall not suffer any act to be done or any condition to exist on the Property or any part thereof which may, in law, constitute a nuisance, public or private.
     12.3 Tenant shall not permit any Environmental Activity on, about or under the Property other than the use, storage and disposal of the minimum quantities of Hazardous Materials in the ordinary course of business at the Property and in compliance with all Environmental Laws. Tenant shall promptly, properly and completely remediate the effect of any Environmental Activity in violation of this Section 12.3. Tenant will notify Landlord immediately upon Tenant becoming aware of (a) any actual, suspected or threatened violation of Environmental Laws with respect to the Property or with respect to any property in the vicinity of the Property, and (b) any Environmental Activity with respect to the Property or with respect to any property in the vicinity of the Property. Tenant promptly will deliver to Landlord copies of all documents delivered to or received by Tenant regarding the matters set forth in this Section 12.3, including notices of any legal proceedings or investigations concerning any Environmental Activity or concerning Landlord’s or Tenant’s status as potentially responsible party (as defined in the Environmental Laws). Tenant’s notification to Landlord in accordance with the provisions of this Section 12.3 will not be deemed to excuse any default under this Lease resulting from the Environmental Activity or the violation of Environmental Laws that is the subject of the notice.
Article 13. ENTRY ON PROPERTY BY LANDLORD
     Upon reasonable prior written notice (except in the case of an emergency, or following the occurrence of an Event of Default), Tenant shall permit each of Landlord and First Mortgagee, and their respective contractors, consultants, representatives and designees to enter the Property at all reasonable times for the purpose of (a) inspecting and testing the same and assuring compliance with all provisions of this Lease, (b) exercising its rights pursuant and subject to this Lease, and (c) showing the same to prospective purchasers, mortgagees and tenants (during the last six (6) months of the Term only with respect to prospective tenants, unless an Event of Default exists).
Article 14. WAIVER AND INDEMNIFICATION
     14.1 Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby release one another and their respective partners, officers and employees from any and all liability (to the other or anyone claiming through or under them by way of subrogation or other otherwise) for any loss or damage to the extent of the amount of proceeds that have been received under the insurance described in Subsections 6.1.1 with respect to such loss or damage, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.
     14.2 Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant’s Property arising from (a) the acts or omissions of persons other than Landlord occupying premises adjacent to the Property, or transacting any business in the area of the Property, or (b) burst, stopped or leaking water, gas or sewer pipes or any failure of, or defect in, any electric line, circuit or facility, or (c) any condition of the Property.
     14.3 Each party hereto shall defend, indemnify and hold the other harmless from and against all liabilities, obligations, claims, demands, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys’ fees, which may be imposed upon or incurred or paid by or asserted against such other party to the extent arising by reason of or in connection with any negligence or willful misconduct on the part of such party or any of its agents, contractors, servants, employees, licensees or invitees and accruing or occurring during the Term.
     14.4 Without limitation to Tenant’s obligations under Section 14.3, Tenant shall defend with counsel approved by Landlord, indemnify and save Landlord harmless from and against all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, including, but not limited to, reasonable architects’ and attorneys’ fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Property or any interest therein by reason of or in connection with any of the following accruing or occurring during the Term, or arising from events occurring during the Term:
     14.4.1 Any Alterations and anything done in, on or about the Property or any part thereof in connection therewith;
     14.4.2 The use, non-use, possession, occupation, condition, operation, maintenance or management of the Property;
     14.4.3 Any acts, omissions or negligence on the part of Tenant or any of its agents, sublessee, customers, contractors, servants, employees, licensees or invitees;

     14.4.4 Any accident, injury, death or damage to any person or property occurring in or on the Property;
     14.4.5 Any Environmental Activity occurring during the Term on, about, to or from the Property or any part thereof; and
     14.4.6 Any failure of Tenant to perform its obligations under, or to comply with any term of, this Lease.
Nothing contained in this Section 14.4 shall be deemed to require Tenant to indemnify Landlord with respect to the gross negligence or willful misconduct of Landlord or its officers, employees, agents or contractors, or to any extent prohibited by law.
     14.5. In addition to the indemnity obligations set forth in Sections 14.3 and 14.4, Tenant shall defend with counsel approved by First Mortgagee, indemnify and save First Mortgagee harmless from and against all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, including, but not limited to reasonable architects’ and attorneys’ fees, which may be imposed upon or incurred or paid by or asserted against First Mortgagee by reason of or in connection with any of the matters described in subsections 14.4.1 through 14.4.6 above. However, nothing contained in this Section 14.5 shall be deemed to require Tenant to indemnify First Mortgagee with respect to the gross negligence or willful misconduct of First Mortgagee or its officers, employees, agents or contractors, or to any extent prohibited by law.
     14.6 The provisions of this Article 14 shall survive the expiration or sooner termination of this Lease and the purchase of the Property pursuant to the First Offer Right.
Article 15. ASSIGNMENT
     15.1 Tenant’s interest in this Lease, the Property or any part thereof, may not be assigned or otherwise transferred without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, Tenant may, without the necessity of the consent of Landlord, at any time assign or otherwise transfer this Lease or any portion thereof to any Life Time Affiliate.
     15.2 No consent by Landlord pursuant to this Article 15 shall waive the requirement to obtain consent in any subsequent instance. If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder which may arise on or after the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

     15.3 Tenant may enter into, amend, terminate or modify from time to time subleases or licenses demising up to 34% of the rentable area of the Improvements on terms acceptable to Tenant in its sole discretion. Each such sublease or license shall be subject and subordinate to the provisions of this Lease. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases and licenses hereafter entered into for any or all of the Property, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Property, provided, however, that Landlord shall have the absolute right at any time while an uncured Event of Default exists upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same.
     15.4 Tenant is hereby given the right by Landlord to mortgage its leasehold estate created under this Lease, under one or more leasehold mortgage(s) upon the conditions that (a) all rights acquired under such leasehold mortgage(s) shall be subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights and interests of the Landlord in and to the Property and this Lease, none of which covenants, conditions, restrictions, rights or interests is or shall be waived by Landlord by reason of the right given to Tenant in this Section 15.4 to mortgage Tenant’s leasehold estate created under this Lease, and (b) such leasehold mortgagees execute and deliver to Landlord and any First Mortgagee a subordination, non-disturbance and attornment agreement, and any other documents, instruments or agreements reasonably requested by Landlord to evidence such subordination and such other matters as Landlord may reasonably request in connection therewith. Tenant’s rights under this Section 15.4 are subject to the terms and conditions of the First Mortgage.
     15.5 Landlord agrees to accept timely performance by a leasehold mortgagee of Tenant’s obligations under this Lease. In the event of any act or omission by Tenant which would give Landlord the right to damages from Tenant or the right to terminate this Lease pursuant to Article 17, Landlord will not sue for such damages nor exercise any such right to terminate until (a) it shall have given written notice of the act or omission to Tenant and to the leasehold mortgagee, if the name and address of such leasehold mortgagee has been furnished to Landlord, and (b) leasehold mortgagee shall have the right to cure any default by Tenant for the same period after receiving notice of such default from Landlord as Tenant has, plus thirty (30) additional days. In order to exercise this right to cure any default by Tenant, the leasehold mortgagee, its agents or employees, will be entitled to enter upon the Property and take whatever action may be necessary to remedy the act or omission. Landlord shall accept a cure performed within such period by any leasehold mortgagee as though the cure had been done or performed within a timely fashion by Tenant.
Article 16. ESTOPPEL CERTIFICATES
     Each party hereto agrees from time to time, upon not less than ten (10) days’ prior notice from the other, to execute, acknowledge and deliver, without charge, to the other or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the dates to which the Basic Rent and other sums and charges payable hereunder have been paid, the amount of the Basic Rent, that to its actual knowledge there are no claims against the other hereunder (or if there are any such claims, specifying the same), that to its actual knowledge the other party is not in default and there exists no circumstance which with the giving of notice or lapse of time, or both, would constitute a default (or if such party is aware of any such default or circumstance specifying the same), and such other matters as Landlord, Tenant or the First Mortgagee shall reasonably request.
Article 17. EVENTS OF DEFAULT; TERMINATION
     17.1 If any one or more of the following events (“Events of Default”) shall happen, then and in any such event, Landlord may exercise all rights and remedies permitted by law, including giving notice to Tenant specifying such Event or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in such notice, and on such date this Lease shall terminate and Tenant shall remain liable as hereinafter provided:
     17.1.1 Tenant defaults in the payment of any Basic Rent payable under this Lease and Tenant does not cure such default within ten (10) days after such Basic Rent is due;
     17.1.2 Tenant defaults in the payment of any Rent (other than Basic Rent) payable under this Lease, and Tenant does not cure such default within ten (10) days after written notice thereof by First Mortgagee or Landlord to Tenant;
     17.1.3 Tenant shall fail duly to observe or perform any of the other terms, conditions, covenants or agreements required to be observed or performed by it under this Lease and such failure shall continue for a period of thirty (30) calendar days following written notice of such failure by Landlord or First Mortgagee to Tenant, or, if the default is of a nature which cannot with due diligence be cured within such period of thirty (30) days and (a) if the Loan and all Loan Obligations have not been indefeasibly paid in full, Tenant fails to correct the default within the period of any extension granted by GECC; or (b) where the Loan and all Loan Obligations have been indefeasibly paid in full, Tenant fails to proceed with due diligence within such period of thirty (30) days to commence to cure the same and thereafter to prosecute the curing of such default with due diligence, or fails to complete such cure within one hundred eighty (180) days after such notice from Landlord or First Mortgagee;
     17.1.4 Guarantor repudiates, refuses, purports to revoke, or fails to perform its obligations under the Guaranty, and fails to cure the same within 10 business days after written demand by Landlord or First Mortgagee, it being agreed that Guarantor’s performance under protest or with a reservation of rights may not be construed as a repudiation or refusal to perform;
     17.1.5 either Tenant or Guarantor becomes insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Tenant or Guarantor applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer is appointed without the application or consent of Tenant or Guarantor; or Tenant or Guarantor institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding is instituted (by petition, application or otherwise) against Tenant or Guarantor, or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial party of the property of either Tenant or Guarantor;
     17.1.6 Tenant vacates or abandons the Property (temporary closures for environmental remediation or for Remodeling or repair in accordance with this Lease for a period not to exceed six months will not be deemed to be a vacation or abandonment of the Property);
     17.1.7 any representation or warranty made by Guarantor in the Guaranty or in any other document executed in connection therewith was untrue in any material respect when made;
     17.1.8 until the Loan and all Loan Obligations are indefeasibly paid in full, ownership of Tenant changes other than transfers in ownership to (a) a Life Time Affiliate, or (b) any Qualified Equityholder (as such term is defined in and made applicable to Tenant in the Reimbursement Agreement);
     17.1.9 an “Event of Default” (as defined in the Other Lease) occurs; or
     17.1.10 Tenant subleases the Property or assigns this Lease in violation of Article 15 of this Lease, and such failure is not cured within 10 business days after Landlord’s written notice thereof.
     17.2 If this Lease shall have been terminated pursuant to Section 17.1, Landlord may enter upon and repossess the Property (said repossession being hereinafter referred to as “Repossession”) by summary proceedings or ejectment, and may remove Tenant and all other persons therefrom.
     17.3 From time to time after the Repossession of the Property, Landlord may relet the Property for the account of Tenant (unless Landlord has elected to collect liquidated damages pursuant to Section 17.5 below) in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and for such uses as Landlord may in its reasonable business judgment determine, and may collect and receive the rent therefor. Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting. Landlord shall act reasonably to mitigate damages.
     17.4 No termination of this Lease pursuant to Section 17.1 and no Repossession of the Property pursuant to Section 17.2 or otherwise shall relieve Tenant of its obligation to pay Basic

Rent or any of its other obligations under this Lease, all of which shall survive any such termination or Repossession.
     17.5 In the event of any such termination or Repossession, whether or not the property shall have been relet, Tenant shall pay to Landlord the Basic Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant’s default, the equivalent of the amount of the Basic Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds if any, of any reletting effected pursuant to the provisions of Section 17.3, after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses legal expenses, attorneys’ fees, and reasonable, market expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the then present value of the excess of the Basic Rent reserved under this Lease from the day of such termination or Repossession for what would be the then unexpired Term if the same had remained in effect, over the then Fair Rental Value for the same period, discounted at a rate equal to one percent (1.0%) plus the discount rate at the time of liquidation of the Federal Reserve Bank for the district in which the Property is located.
     17.6 No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.
     17.7 Tenant may exercise and continue to exercise all of its rights under this Lease upon the occurrence and during the continuance of any default or Event of Default under this Lease up to the point of termination of this Lease and actual Repossession, as defined in Section 17.2, including, but not limited to, the First Offer Right.
Article 18. SURRENDER OF THE PROPERTY
     18.1 In the event Tenant does not exercise and fulfill the requirements of the First Offer Right, upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender the Property, in the condition required to be maintained in accordance with this Lease, to Landlord without any payment therefor by Landlord without delay, free and clear of all lettings and occupancies. Upon such expiration or termination of this Lease, any Tenant’s Property which shall remain on the Property after the expiration or termination of this Lease may, at the option of Landlord, be deemed to have been abandoned, and may either be retained by Landlord as its property or be disposed at Tenant’s expense or without accountability, as Landlord may see fit, provided that if Landlord shall store or warehouse any such property for any period of time Tenant shall reimburse Landlord for all expenses incurred in connection therewith, which obligation shall survive any such expiration or termination of this Lease.
     18.2 In connection with the surrender of the Property pursuant to Section 18.1, Tenant shall be entitled to remove on or before the expiration or sooner termination of this Lease, Tenant’s Property and shall leave in place all Alterations. Tenant shall promptly repair, at its sole cost and expense, any damage to the Property caused by the removal of any of Tenant’s Property.
     18.3 The provisions of this Article 18 shall survive the expiration or sooner termination of this Lease.
Article 19. NO MERGER OF TITLE
     There shall be no merger of Tenant’s interest in this Lease nor of the leasehold estate created by this Lease with the fee estate in the Property or any part thereof by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (a) Tenant’s interest in this Lease or the leasehold estate created by this Lease or any interest therein, and (b) the fee estate in the Property or any part thereof or any interest therein, and no such merger shall occur unless and until all persons, if any, then having an interest in, which interest shall have been voluntarily created by the holders of, the ownership interests described in (a) and (b) above, shall join in a written instrument effecting such merger and shall duly record the same.
Article 20. QUIET ENJOYMENT
     Landlord covenants that Tenant, upon paying the Basic Rent and all other sums and charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Property during the Term without disturbance by anyone claiming by, through or under Landlord subject, however, to the exceptions, reservations, and conditions of this Lease.
Article 21. PERFORMANCE FOR TENANT
     21.1 If Tenant shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Landlord, after thirty (30) days’ (or such longer period as may be reasonably necessary to cure the same) notice to Tenant, except when other notice is expressly provided for in this Lease, and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to) make such payment or perform such act, and may enter upon the Property for any such purpose, and take all such action thereon as may be necessary therefor. Notwithstanding anything to the contrary contained in this Lease, in the event Tenant fails to maintain insurance required pursuant to Article 6 of this Lease, Landlord shall have the right to obtain such insurance on behalf of Tenant and Tenant shall reimburse Landlord, as additional Rent, within five (5) days of receipt of notice of the procurement of such insurance.

     21.2 All sums so paid by Landlord and all reasonable out of pocket costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at a rate equal to the lesser of (a) ten percent (10%) per annum and (b) the maximum rate permitted by law, from the respective dates of Landlord’s making of each such payment or incurring of each such cost and expense, and reasonable attorney fees incurred by Landlord in connection therewith or in enforcing its rights hereunder, shall be paid by Tenant to Landlord on demand as additional Rent hereunder.
     21.3 The provisions of this Article 21 shall survive the expiration or sooner termination of this Lease.
Article 22. NOTICES
     All notices, requests, demands, consents, approvals, and other communications which may or are required to be served or given hereunder (for the purposes of this Article collectively called “Notices”) shall be in writing and shall be delivered personally, or sent by nationally recognized overnight delivery service, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such Notice at its address first above set forth. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than two addresses. Mailed Notices shall be deemed given when mailed in the manner aforesaid, provided that in the case of a notice of default to Tenant the same shall be deemed given only upon actual receipt by Tenant. So long as a First Mortgagee exists, both parties shall provide First Mortgagee with copies of any notices delivered to the other with respect to requests for consent or approval or notices alleging default under this Lease.
Article 23. CONTESTS
     23.1 After written notice to Landlord and First Mortgagee, if any, Tenant may at its expense contest, by appropriate proceedings conducted in good faith and with due diligence (all such proceedings together with appeals therefrom being hereinafter referred to as “Contests”) the amount, validity or application, in whole or in part, of any Tax, mechanics’ lien, encumbrance, charge or any other adverse claim for which Tenant is responsible under this Lease (hereinafter collectively “claims”) provided that:
     23.1.1 In the case of an unpaid claim, such Contest shall operate to suspend the collection of the same from Landlord and Tenant therein; and
     23.1.2 Neither the Property nor any part thereof nor any interest therein shall be, in the reasonable opinion of Landlord, in imminent danger of being forfeited or lost.
     23.2 During the period Tenant carries forward any such Contest in good faith, Tenant shall be relieved from its obligations herein contained to pay the claims, or to clear the liens with respect to which such contest is conducted. If and to the extent Tenant shall not prevail in any such Contest, Tenant shall immediately pay and discharge the claim in question to such extent.

     23.3 All such Contests may be brought by Tenant in the name of Tenant or, if reasonably necessary, in the name of Landlord or Tenant and Landlord, as may be appropriate. Each party agrees to cooperate with the other in such Contests, short of the payment of money with respect thereto, except where this Lease otherwise requires payment. Each party will endorse such pleadings, checks and other documents as will be appropriate to carry out the purposes of this Section 23.3.
Article 24. NO WARRANTIES/“AS IS”
     LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PROPERTY “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO VALUE, LOCATION, USE, CONDITION, QUALITY, DESCRIPTION, OR DURABILITY OF OPERATION. THE PROVISIONS OF THIS ARTICLE 24 HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE PRECLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.
Article 25. TENANT’S RIGHT TO CURE LANDLORD’S DEFAULT UNDER FIRST MORTGAGE
     If Landlord shall default in the payment of any monies required to be paid under any First Mortgage or shall fail to perform any other term or provision thereof (provided that the performance of the same is not the obligation of Tenant under this Lease), then, upon twenty (20) days prior written notice to Landlord (except in the case of emergency, when no notice shall be required), Tenant may, but shall not be obligated to, make such payment directly to the First Mortgagee or perform such term or provision and in any such event Tenant shall be entitled to credit the amount of such payment and the cost of such performance against Basic Rent hereunder, and the installments thereof, next coming due hereunder.
Article 26. SUBORDINATION AND NON-DISTURBANCE
     Tenant agrees that, upon the request of Landlord made in writing, Tenant will subordinate this Lease to any First Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the First Mortgagee shall enter into a binding agreement (the “Non-Disturbance Agreement”) with Tenant providing that for so long as Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall not be disturbed in its possession of the Property or its rights hereunder terminated or impaired by the First Mortgagee, purchaser at foreclosure or other such party and that this Lease shall continue in full force and effect following any foreclosure thereof or any deed given in lieu thereof, except that this Lease may nonetheless be terminated pursuant to the provisions of this Lease providing for such termination, including without limitation pursuant to Article 17. In the event the First Mortgagee or other purchaser at foreclosure sale succeeds to the interest of Landlord under this Lease, Tenant will automatically become the tenant of and shall be deemed to have attorned to such successor in interest as Landlord under this Lease without change in the terms or provisions of this Lease, provided, however, that such successor in interest shall not be bound by any amendment or modification of this Lease made after Tenant enters into the Non-Disturbance Agreement without the written consent of such First Mortgagee or such successor in interest. Upon written request by such successor in interest, Tenant and such successor shall execute and deliver an instrument or instruments whereby Tenant confirms the attornment herein provided for and in which such successor shall acknowledge its obligations and responsibilities to Tenant under the Lease and, with respect thereto, shall recognize this Lease and the tenancy hereunder of Tenant.
Article 27. FIRST OFFER RIGHT
     27.1 Landlord shall not (a) sell, transfer, assign or otherwise dispose of any partial interest in the Property or any part thereof to an unrelated third party, or (b) sell, transfer, assign or otherwise dispose of its interest in the Property to an unrelated third party until at least fifteen (15) days after it has given Tenant written notice (the “Landlord’s Notice”) as herein provided of its intention to dispose of the Property. The Landlord’s Notice shall describe in reasonable detail Landlord’s determination of the Fair Market Value of the Property at which Landlord intends to sell the Property (including, if the proposed consideration for such disposition is property other than cash, the Fair Market Value of such property, in Landlord’s opinion, as of the date of the notice), and the other terms of such proposed disposition. Tenant shall have and is hereby granted the first right and option (“First Offer Right”) to purchase the Property in the manner, at the price and on the terms provided in the Landlord’s Notice. During the Term and except as required by the terms of the First Mortgage, Landlord shall not transfer, sell or convey all or any portion of the Property.
     27.2 The First Offer Right may be exercised by Tenant by giving notice to Landlord at any time within ten (10) days after receipt of the Landlord’s Notice.
     27.3 The purchase price for the Property pursuant to exercise of the First Offer Right shall be the price stated in the Landlord’s Notice as the price at which Landlord proposes to sell, transfer or assign the Property; provided that (a) if all or any part of the proposed consideration for said sale, transfer or assignment is property other than cash, such portion of the purchase price to be paid by Tenant shall be based on the Fair Market Value of the Property as of the date of Landlord’s Notice to be determined by appraisal in accordance with Article 28 below, and (b) if the Property is being disposed of together with other land or property, then Tenant may elect to have the consideration payable by it for the Property equal the Fair Market Value of such interest as of the date of Landlord’s Notice to be determined by appraisal in accordance with the procedure provided in Article 28 below.

     27.4 Contemporaneously with giving the Landlord’s Notice, Landlord shall provide a title insurance commitment for the Property with a then-current effective date. If such commitment reflects any matter materially and adversely affecting title to the Property in addition to the Permitted Exceptions (other than this Lease, a First Mortgage, and any encumbrances created on or after the date hereof by Tenant or those claiming by, through or under Tenant or with Tenant’s consent), then Tenant may give Landlord written notice of such matter. If Tenant gives Landlord such notice, Landlord use reasonable efforts to cause such matter to be removed and corrected of record within said ten (10) days of receipt of Tenant’s notice. If Landlord fails to do so within said thirty (30) days, Tenant may at its option (a) attempt to cause such encumbrances to be removed, (b) proceed to close, or (c) terminate the agreement formed by exercise of the First Offer Right by giving written notice thereof to Landlord, without such termination releasing Landlord from liability for damages hereunder. If Tenant elects alternative (a) above, closing shall be postponed until the encumbrances in question are removed and, if Tenant is unable within a further period of ten (10) days to cause such encumbrances to be removed, Tenant may then elect either alternative (b) or (c) above. All costs and expenses incurred by Tenant in causing or attempting to cause such encumbrances to be removed, including reasonable attorneys fees, shall be payable by Landlord.
     27.5 Subject to postponement pursuant to Section 27.4, Landlord shall convey the Property to Tenant on the first business day occurring thirty (30) days after the date Tenant exercises the First Offer Right at Landlord’s main offices. The deed shall be in the usual, proper limited warranty form for recording and registration, subject only to Permitted Exceptions and the other matters permitted pursuant to Section 27.4, and shall be accompanied by all documents necessary to allow the deed to be recorded. Landlord shall pay any state deed tax or revenue stamps or other transfer tax. Landlord shall pay any prepayment penalty or provision payable under the First Mortgage if the First Mortgage is satisfied in connection with the closing. Tenant shall pay any assumption fee payable under the First Mortgage in connection with such closing if Tenant assumes the First Mortgage. The purchase price (less the unpaid principal balance of the First Mortgage if assumed (subject to the terms thereof) by Tenant at the closing) shall be payable by wire transfer or other readily available funds. This Lease and all of the terms and provisions hereof shall remain in full force and effect until the purchase has closed, except as otherwise provided herein. Notwithstanding anything to the contrary in this Article 27, to the extent Tenant (subject to the terms of the First Mortgage) does not assume the First Mortgage, Landlord shall discharge the First Mortgage and all documents and agreements associated therewith at the closing.
     27.6 If Tenant fails to exercise the First Offer Right within the ten (10) day period provided in Section 27.2, Landlord shall be free to sell the Property free from the First Offer Right but subject to this Lease on the same price and terms provided in the Landlord’s Notice for a period of one hundred eighty (180) days following the expiration of such ten (10) day period. If Landlord does not close upon the transfer of the Property within such one hundred eighty (180) day period on substantially the same terms as those provided in the Landlord’s Notice, then the First Offer Right shall revive and Landlord shall be obligated to re-offer the Property to Tenant in accordance with Section 27.1 prior to any sale, transfer or disposition of the same. As used in this Section 27.6, “substantially the same” terms shall mean that the purchase price pursuant to which Landlord proposes to sell the Property is not less than ninety-five percent (95%) of that provided in the Landlord’s Notice, adjusted for any difference in treatment of closing costs, and the terms are otherwise the same terms as provided in the Landlord’s Notice, provided that the provision of representations, warranties or other comfort to a third party purchaser, to the extent they relate to matters which such third party purchaser, not like Tenant having been in possession of and having knowledge of the Property, may require, shall not cause such transaction not to be on the same terms. Tenant shall, within five (5) days after Landlord’s request therefore, deliver an instrument in form reasonably satisfactory to Landlord confirming the provisions of this Section 27.6, but no such instrument shall be necessary to make the provisions hereof effective.
     27.7 If Tenant does not timely exercise its First Offer Right and the Property is transferred to a third party, Tenant will attorn to such third party as Landlord so long as such third party and Landlord notify Tenant in writing of such transfer.
     27.8 Notwithstanding anything to the contrary contained herein, the provisions of this Article 27 shall not apply to or prohibit the following:
     27.8.1 The giving or granting of the First Mortgage;
     27.8.2 Any sale of the Property pursuant to a private power of sale under or judicial foreclosure of the First Mortgage;
     27.8.3 Any transfer of Landlord’s interest in the Property to First Mortgagee in lieu of foreclosure of the First Mortgage; or
     27.8.4 Any Taking.
     27.9 Any prepaid obligations paid to Landlord shall be prorated as of the closing date, and the prorated unapplied balance shall be deducted from the purchase price due to Landlord.
     27.10 The First Offer Right herein granted to Tenant is a continuing right of first offer and shall apply as often as any then holder of any part of the Landlord’s interest hereunder (including, but not limited to, any such holder who or which shall have acquired its interest in a disposition to which the First Offer Right applied but was not exercised) shall make or propose to make a sale, transfer, conveyance or other disposition of all or any part of the Property or any interest therein during the Term.
     27.11 The provisions of this Article 27 shall apply to any sale, transfer, assignment or other disposition of any membership or other interest in Landlord which result in a change of control of Landlord in the same manner as to a transfer of title to the Property.
Article 28. APPRAISAL
     28.1 Whenever Fair Market Value or Fair Rental Value is to be determined by appraisal in accordance with this Lease, the parties shall proceed as follows:

     28.1.1 Landlord and Tenant shall make good faith efforts to reach agreement as to the Fair Market Value or Fair Rental Value, as the case may be, within the thirty (30) days following the date of the event which gave rise to the need for such determination. Authorized representatives of Landlord and Tenant shall meet at least once during that period. If they reach agreement as to the Fair Market Value or Fair Rental Value, as the case may be, they shall put the same in writing and it shall then be binding on both parties for the purposes for which determined.
     28.1.2 If Landlord and Tenant do not reach agreement as to the Fair Rental Value or Fair Market Value, as the case may be, within the time permitted in Section 28.1.1 above, each party will choose a person with at least ten (10) years experience as a real estate appraiser appraising similar properties who shall be a member in good standing of the American Institute of Real Estate Appraisers (or successor organization or, if no such organization exists, then persons of similar professional qualifications) and given notice of the name and address of such person to the other within thirty (30) days after the period for reaching agreement in Section 28.1.1 has expired. Those two persons shall within fifteen (15) days select a third appraiser who has the minimum qualifications set forth above for the first two appraisers. If either party does not designate an appraiser within the prescribed thirty (30) day period, or if the two appraisers do not select a third appraiser within the prescribed fifteen (15) day period, the second or third appraiser, or both, as the case may be, shall be appointed by the president of the chapter of the American Institute of Real Estate Appraiser in a county where the Property is located (or successor organization, or, if no such organization exists, any judge of a court of general jurisdiction in such county). The three persons (the “Experts”) shall, after initially consulting each other, make a determination of the Fair Rental Value or Fair Market Value, as the case may be, as expeditiously as possible thereafter and in any event within thirty (30) days after the selection of the third Expert. The determination of the experts shall be made as follows:
28.1.2.1 Each Expert will independently determine the Fair Rental Value or Fair Market Value, as the case may be, and then all will meet and simultaneously disclose to the others their respective determinations.
28.1.2.2 If neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Fair Rental Value or Fair Market Value, as the case may be, shall be the average of all three determinations.
28.1.2.3 The Experts shall promptly notify Landlord and Tenant of each of their separate determinations and the resulting Fair Rental Value or Fair Market Value, as the case may be. Judgment upon any appraisal decision rendered in accordance with the procedure may be entered by any Court having jurisdiction thereof. The determination of the Fair Rental Value pursuant to this procedure shall be final, binding and conclusive upon Landlord and Tenant.

Article 29. TENANT’S PROPERTY
     29.1 The following property whether or not located in or on the Property or Improvements is collectively referred to as “Tenant’s Property;” provided, however, Tenant’s Property shall exclude the Improvements:
     29.1.1 All items of personal property, equipment and fixtures located on the Property, and whether or however attached to the Building, at any time that are necessary, incidental or convenient to the businesses from time to time conducted at the Property, including, without limitation, kitchen equipment and furnishings, work stations, portable or movable partitions, receptionist desks, millwork, credenzas, computer installations (including computers, computer hardware, raised flooring, freestanding supplemental air conditioning or cooling systems therefor), communications systems and equipment, financial services equipment (such as ATM’s), safes, safe doors, bulletin boards, book shelves and file cabinets, but excluding the Improvements;
     29.1.2 All furniture, inventory, machinery, racking, shelving, and other personal property, excluding the Improvements;
     29.1.3 Any personal property, equipment or fixtures which is either not owned by Landlord or Tenant or is on consignment to Tenant, including any personal property owned by Tenant’s subtenants, employees or invitees;
     29.1.4 All signs and other forms of business identification;
     29.1.5 Any other items of personal property whatsoever located on the Property, excluding the Improvements; and
     29.1.6 All proceeds of the foregoing.
          29.2 Tenant’s Property does not constitute a portion of the Property, and, as between Landlord and Tenant, shall at all times during and after the Term be deemed to be the property of Tenant.
     29.3 Tenant shall have the right in its sole and absolute discretion from time to time to install, alter, remove and/or replace such of Tenant’s Property as it shall deem to be useful or desirable in connection with its business in the Property; provided, however, Tenant shall promptly repair, at its sole cost and expense, any damage to the Property caused by any installation, alteration, removal or replacement of any of Tenant’s Property. Tenant further shall have the right to enter into such agreements and assignments with respect to the Tenant’s Property as Tenant in its sole discretion shall deem advisable, including financing and similar arrangements.
     29.4 Landlord shall execute such landlord consents and other agreements as shall be reasonably requested by Tenant in connection with any such agreements and arrangements. Landlord hereby waives each and every right which Landlord now has or may hereafter have under Legal Requirements or by the terms of any agreement now in effect or hereafter exercised by Landlord or First Mortgagee to levy or distrain upon any of Tenant’s Property for rent or to claim or assert title to any of Tenant’s Property.
Article 30. MISCELLANEOUS
     30.1 In any case under this Lease which requires that a consent or approval may not be unreasonably withheld, such consent or approval shall be acted on promptly and without unreasonable delay.
     30.2 If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the then owners of the Landlord and Tenant interests herein and, until the Loan and the Loan Obligations are indefeasibly paid in full, First Mortgagee. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and, until the Loan and the Loan Obligations are indefeasibly paid in full, First Mortgagee. The headings of this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.
     30.3 This is governed by and shall be construed according to the laws of the state in which the Property is located.
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SIGNATURE PAGE
TO
LEASE AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.

LANDLORD:

LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company

By:

Eric J. Buss
Its:	Secretary

TENANT:

LTF CLUB OPERATIONS COMPANY, INC., a Minnesota corporation

By:

Eric J. Buss
Its:	Secretary
Chandassen, MN

EXHIBIT A
Legal Description of Land
Lot 2, Block 1, LIFE TIME FITNESS 2ND ADDITION, according to the recorded plat thereof, Carver County, Minnesota.
Torrens Property-Certificate of Title No. 33647.0
Parcel 2: Non-exclusive easements as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February 18, 2008, recorded March 19, 2008, as Document No. 166225.

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EXHIBIT B
Permitted Exceptions
     1. Real estate taxes payable in the year of the closing under the First Offer Right.
     2. Notice of Lis Pendens in Condemnation for Trunk Highway Purposes memorialized on Certificate of Title for purposes of showing existing access control only, dated February 1, 1977, recorded February 9, 1977 as Document No. T24128.
     3. Final Certificate memorialized on the Certificate of Title for purposes of showing existing access control only, dated March 24, 1980, recorded April 21, 1980 as Document No. T31518.
     4. Right of Way in favor of the Public for purposes of showing existing access control only, dated January 14, 2000, recorded January 20, 2000 as Document No. T112494.
     5. Terms and conditions of Arboretum Business Park Development Contract/PUD Agreement dated August 25, 1997, recorded September 12, 1997 as Document No. T98262, as amended by the following:
Addendum “A” to Development Contract/PUD Agreement dated September 22, 1997, recorded February 18, 1998 as Document No. T100332.
Addendum “B” to Development Contract/PUD Agreement dated May 11, 1998, recorded July 8, 1998 as Document No. T102658.
First Amendment to Arboretum Business Park Development Contract/PUD Agreement dated August 20, 2001, recorded December 4, 2001 as Document No. T123316.
Second Amendment to Arboretum Business Park Development Contract/PUD Agreement dated December 10, 2001, recorded September 12, 2003 as Document No. T140561.
Third Amendment to Arboretum Business Park Development Contract/PUD Agreement dated April 14, 2003, recorded December 3, 2003 as Document No. T142928.
Certificate of Compliance granted September 13, 2004 from the City of Chanhassen, a municipal corporation to Chaska Gateway Partners Limited Partnership and recorded November 17, 2004 as Document No. T149708.
     6. Conveyance of the right of access, being the right of ingress to and egress from the land to State Highway No. 5 as contained in Warranty Deed dated July 21, 2000, recorded July 31, 2000 as Document No. T115101.

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     7. Terms and conditions of Arboretum Business Park 4th Addition Development Contract/PUD Agreement dated June 24, 2002, recorded July 22, 2002 as Document No. T128490.
     8. Terms, conditions, covenants, restrictions and easements created pursuant to Declaration of Covenants, Conditions, Restrictions and Easements dated July 8, 2002, recorded July 22, 2002 as Document No. T128493.
     9. Easement for lane dividers and landscaping purposes, together with any incidental rights, in favor of the City of Chanhassen, as contained in the Declaration of Easements, dated November 6, 2004, recorded November 17, 2004 as Document No. 149707.
     10. Easements as shown on the recorded plat of LIFE TIME FITNESS and on the recorded plat of LIFE TIME FITNESS 2ND ADDITION.
     11. Terms and conditions of Life Time Fitness Development Contract/PUD Agreement dated August 9, 2004, recorded December 8, 2004 as Document No. T150097.
     12. Terms and conditions of Site Plan Permit # 04-22 by and between the City of Chanhassen and Life Time Fitness dated August 9, 2004, recorded December 8, 2004 as Document No. T150099.
     13. Terms, conditions, easements, restrictions, covenants and provisions as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February 18, 2008, recorded March 19, 2008, as Document No. T166225.

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